UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2021

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15915 Katy Freeway, Suite 450, Houston, Texas, 77094

(Address of principal executive offices)

(281) 404-4387

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On or about December 3, 2021, Camber Energy, Inc. (the “Company”) entered into two agreements (collectively, the “December Agreements”) as follows: one agreement (the “First Agreement”) was entered into with an investor (the “First Investor”) that holds shares of Series C Preferred Stock of the Company (the “Preferred Shares”), and the second agreement (the “Second Agreement”) was entered into with another investor (the “Second Investor”, together with the First Investor, the “Investors”) that holds Preferred Shares along with three promissory notes, with an aggregate principal amount totaling $20,500,000, previously executed by the Company in favor of the Second Investor (collectively, the “Notes”). The December Agreements are identical as to their terms.

The original securities purchase agreements between the Company and the Investors regarding the purchase and sale of the Preferred Shares (the “SPAs”) require the Company to, among other things, timely file all reports required to be filed by Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to maintain sufficient reserves from its duly authorized Common Stock for issuance of all Conversion Shares (as such term is defined in the Certificate of Designation regarding the Preferred Shares (the “COD”), or the shares of Company common stock to be issued upon conversion of the Preferred Shares). On October 6, 2021, the Company received notice from the Investors that they believed the Company breached the SPAs by failing to comply with those two requirements in the SPAs, and the Notes also contain a provision stating a breach by the Company of any terms within the SPA or COD is also a breach under the Notes, which would result in an immediate acceleration of the Notes at the holder’s option.

On October 9, 2021 the Company entered into amending agreements (the “October Agreements”) with each of the First Investor and Second Investor (as disclosed by the Company in its Current Report Filed on Form 8-K filed with the Securities and Exchange Commission on October 13, 2021), pursuant to which the Investors agreed to refrain from declaring defaults or bringing a breach of contract action under the SPAs, and the Second Investor agreed to refrain from declaring defaults or bringing a breach of contract action under the Notes, provided the Company: (i) within 30 days of the date of the October Agreements, amended the COD to provide that holders of the Preferred Shares will vote together with holders of common stock on all matters other than election of directors and shareholder proposals (including proposals initiated by any holders of Preferred Shares), on an as-if converted basis, subject to the beneficial ownership limitation in the COD, even if there are insufficient shares of authorized common stock to fully convert the Preferred Shares (the “COD Amendment Requirement”); (ii) files by November 19, 2021 all reports required to be filed by the Company pursuant to the Exchange Act (the “Filing Requirement”); and (iii) implements and maintains, as soon as possible but no later than December 31, 2021, a sufficient reserve from its duly authorized Common Stock for issuance of all Conversion Shares (the “Reserve Requirement”). The Company complied with the COD Amendment Requirement on November 8, 2021.

On November 18, 2021 the Company entered into amending agreements (the “November Agreements”) with each of the First Investor and Second Investor (as disclosed by the Company in its Current Report Filed on Form 8-K filed with the Securities and Exchange Commission on November 19, 2021).  Pursuant to the November Agreements, as a further accommodation to the Company and in order to help facilitate implementation of the Company’s business plans and continued trading on the NYSE American, the Investors agreed to extend the deadline for the Filing Requirement to December 6, 2021. The deadline for the Reserve Requirement remained December 31, 2021.

Pursuant to the December Agreements, as a further accommodation to the Company and in order to help facilitate implementation of the Company’s business plans and continued trading on the NYSE American, the Investors agreed to extend the deadline for the Filing Requirement to December 17, 2021. The deadline for the Reserve Requirement remains December 31, 2021, meaning the Company is required to obtain on or before such date, approval of the proposals outlined in the preliminary proxy statement filed by the Company with the Securities and Exchange Commission on November 9, 2021 (to increase the Company’s authorized common stock).

The foregoing description of the December Agreements does not purport to be complete and is qualified in its entirety by reference to the form of December Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference in their entirety.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Agreement by and between Camber Energy, Inc. and the Investor Named Therein, dated December 2, 2021
10.2	Agreement by and between Camber Energy, Inc. and the Investor Named Therein, dated December 2, 2021
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

Date: December 6, 2021	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

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